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                                   Exhibit 4.3


                      SECOND AMENDMENT TO RIGHTS AGREEMENT


         THIS SECOND AMENDMENT TO RIGHTS AGREEMENT is made and entered into as of November 20, 1996 (the "Rights Agreement") by and among Citation Insurance Group ("the Company"), Registrar and Transfer Company, the Company's current Rights Agent ("Registrar"), and The Huntington National Bank, as successor Rights Agent ("Huntington"), for the purpose of amending that certain Rights Agreement, dated July 12, 1991.



         WHEREAS, the Company and Registrar (as successor to Security Pacific National Bank) are the current parties to the Rights Agreement; and



         WHEREAS, the Company and Physicians Insurance Company of Ohio ("PICO") have entered into that certain Agreement and Plan of Reorganization dated as of May 1, 1996 (the "Reorganization Agreement"), pursuant to which Citation Holdings, Inc., a wholly-owned subsidiary of the Company, will merge with and into PICO (the "Merger") and as a result thereof the shareholders of PICO shall become shareholders of the Company; and


         WHEREAS, the Company and Huntington desire to confirm the appointment of Huntington as the successor Rights Agent under the Rights Agreement effective immediately prior to the Merger; and


         WHEREAS, it is in the best interests of the shareholders of the Company that the Rights Agreement be amended as set forth herein;
and


         WHEREAS, Section 27 of the Rights Agreement provides that a majority, but not less than three, of the Independent Directors (as defined in the Rights Agreement) may direct the Company and the Rights Agent to
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supplement or amend any provision of the Rights Agreement in any manner; and



         WHEREAS, a majority of such Independent Directors, by resolution duly adopted, has directed the Company and the Rights Agent to amend the Rights Agreement as set forth herein;



         NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree to amend the Rights Agreement as follows:



         Effective immediately prior to the Merger, (a) The Huntington National Bank shall be the successor Rights Agent under the Rights Agreement, with the same powers, rights, duties and responsibilities as if it had been originally named as Rights Agent, and (b) Registrar shall be terminated as the Rights Agent under the Rights Agreement.



         1. Except as set forth herein, the Rights Agreement shall remain in full force and effect.



         2. This Amendment shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of such state applicable to contracts made and performed entirely within such state.


         3. This Amendment may be executed in any number of counterparts and each such counterpart shall for all purposes be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.



Attest:                               REGISTRAR AND TRANSFER
                                      COMPANY

                                      By:   /s/ William P. Tatler
                                            -----------------------------
By: /s/ Douglas S. Gould
    --------------------------
                                      Name: William P. Tatler
                                            -----------------------------
Name: Douglas S. Gould
      ------------------------
                                      Title:  Vice President
                                            -----------------------------
Title:  Vice President and Secretary
        -----------------------------


CITATION INSURANCE GROUP              THE HUNTINGTON NATIONAL
                                      BANK

                                      By:/s/ Mark A. Dunn
                                         --------------------------------
By:/s/ Robert M. Erickson
   ---------------------------
                                      Name: Mark A. Dunn
                                            -----------------------------
Name: Robert M. Erickson              Title: Trust Officer
      ------------------------               ----------------------------

Title: Chief Executive Officer
       and Chief Financial Officer
       ---------------------------